Exhibit 99.3
News Release

Calpian Schedules Third Quarter Fiscal Year 2016 Earnings Conference Call

Dallas, Texas and Mumbai, India - (May 11, 2016) - Calpian, Inc. (OTC Pink: CLPI), a world leader in mobile money solutions through its Mumbai-based subsidiary MoneyOnMobile in India will provide an operational update and financial results of the company’s third quarter fiscal year 2016 and prior quarters during a conference call and webcast Thursday, May 12, 2016 at 9 a.m. CST (10 a.m. EST). Harold Montgomery, CEO, will present from Dallas, Texas, with Scott Arey, CFO, presenting from Mumbai, India.
Participants can join the call and webcast by dialing 1-719-955-1371 (guest code 284465) and access the presentation via the following link:
https://calpian.globalmeet.com/EarningsCallMgmt.
An archived version of the webcast will remain on the Calpian, Inc. website’s “Investors Relations” page at www.calpian.com following the live webcast.

About Calpian
Calpian, Inc. offers mobile payment services through its Indian subsidiary MoneyOnMobile, a mobile payment service provider that enables Indian consumers to use their mobile phones to pay for goods and services or transfer funds from one cell phone to another using simple SMS text functionality. Read about Calpian and MoneyOnMobile in The New York Times at New York Times - MoneyOnMobile. For more information, visit www.calpian.com.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on December 1, 2015. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
investors@money-on-mobile.com